Exhibit 6.3

NOTICE OF CONFIDENTIALITY RIGHTS : IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS : YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER . DEED OF TRUST (WITH SECURITY AGREEMENT AND ASSIGNMENT OF RENTS) Date: July 1L 2025 MEGATEL VENETIAN, LLC Grantor: Grantor's Mailing Address: Beneficiary: Beneficiary's Mailing Address: Trustee: Trustee's Mailing Address: Debt Secured: Maturity Date: Mortgaged Property: See attached Exhibit A TOGETHER WITH the following, whether now owned or hereafter acquired by Grantor : (a) all improvements (the "Improvements") now or hereafter attached to or placed, erected, constructed, or developed on the land ; (b) all water and water rights, timber, crops, and mineral interests pertaining to the land to the extent owned by Grantor ; (c) all building materials now or hereafter delivered to and intended to be installed in or on the land or the Improvements ; (d) all plans and specifications for the Improvements, to the extent assignable ; (e) all contracts relating to the land or the Improvements, to the extent assignable ; (f) all bank accounts and funds held by Grantor, documents, contract rights, construction contracts, architectural agreements and general intangibles (including, without limitation, trademarks, trade names and symbols), to the extent assignable, arising from or by virtue of any transactions related to the land or the Improvements ; (g) al] permits, licenses, franchises, certificates, and other rights and privileges obtained in 2101 Cedar Springs Road Suite 700 Dallas, Texas 75201 MCI INCOME FUND VII, LLC 2101 Cedar Springs Road Suite 700 Dallas, Texas 75201 J. Marc Hesse 5560 Tennyson Parkway Suite 250 Plano, Texas 75024 See Article 1 below See Article 1.1 below DEED OF TRUST (With Security Agreement and Assignment of Rents) Page I

connection with the land and the Improvements ; (h) all proceeds arising from or by virtue of the sale, lease or other disposition of the land or the Improvements ; (i) all proceeds (including premium refunds) of each policy of insurance relating to the land or the Improvements ; G) all proceeds from the taking of any of the land, the Improvements, or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof including change of grade of streets, curb cuts or other rights of access, for any public or quasi - public use under any law ; (k) all right, title and interest of Grantor in and to all streets, roads, public places, easements and rights - of - way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the land ; (1) all of the leases, rents, royalties, bonuses, issues, profits, revenues or other benefits of the land or the Improvements, including without limitation cash or securities deposited pursuant to leases to secure performance by the lessees of their obligations thereunder ; (m) all rights, hereditaments and appurtenances pertaining to the foregoing ; and (n) other interests of every kind and character that Grantor now has or at any time hereafter acquires in and to the land and Improvements and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Grantor with respect to such property . The above described property is collectively referred to herein as the "Mortgaged Property . " For value received and to secure payment of the Debt (as defined below), Grantor conveys the Mortgaged Property to Trustee in trust . If Grantor performs all of Grantor's covenants contained in this Deed of Trust and pays the Debt according to its terms, this Deed of Trust, together with the lien granted hereunder, shall have no further effect, and Beneficiary shall release it at Grantor's expense . ARTICLE 1. DEBT SECURED This Deed of Trust is given to secure each of the following: 1. Note . The Note (the "Note") of even date herewith in the amount of $ 2 , 480 , 000 . 00 , such Note maturing on June 30 th of the fourth year following the year of this Note, subject to Grantor's right to request an extension of the Note up to two additional three - year terms ; 2. The Construction Loan Agreement (the "Loan Agreement") of even date herewith executed by and among Grantor and Beneficiary, if so required by Beneficiary ; 3. Note Covenants . Performance of all obligations of Grantor under the Note, the Loan Agreement, or any other agreement between Grantor and Beneficiary or among Grantor, Beneficiary, and any other parties pertaining to the use of the proceeds of the Borrower's Note defined in the Loan Agreement . 4. Deed of Trust . Payment of all sums advanced by Beneficiary to or for the benefit of Grantor contemplated hereby and performance of all obligations and covenants herein contained . The obligations above described are hereinafter collectively called the "Debt . " This Deed of Trust, the Note, the Loan Agreement, and any other instrument given to evidence or further Page 2 DEED OF TRUST (With Security Agreement and Assignment of Rents)

secure, govern, or guarantee the Debt are hereinafter collectively called the "Loan Instruments . " All payments on the Debt shall be payable at the address of Beneficiary as set forth above and, unless otherwise provided in any instrument evidencing the Debt, shall bear interest at the rate set forth in the Note, but not in excess of the highest rate permitted by applicable law, from the date of accrual of the Debt until paid . ARTICLE 2. ASSIGNMENT OF RENTS 1. Assignment of Rents . Profits . e t c . All of the rents, royalties, bonuses, issues, profits, revenue, income, and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any lease (collectively, the "Leases") or agreement pertaining thereto and liquidated damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, together with any and all rights that Grantor may have against any tenant under such leases or any subtenants or occupants of any part of the Mortgaged Property (hereinafter called the "Rents"), are hereby absolutely and unconditionally assigned to Beneficiary, to be applied by Beneficiary in payment of the Debt . Prior to an Event of Default (as hereinafter defined), Grantor shall have a license to collect and receive all Rents as trustee for the benefit of Beneficiary and Grantor, and Grantor shall apply the funds so collected first to the payment of the Debt in such manner as Beneficiary elects and thereafter to the account ofGrantor . 2. Beneficiary in Possession . Beneficiary's acceptance of this assignment shall not, prior to entry upon and talcing possession of the Mortgaged Property by Beneficiary, be deemed to constitute Beneficiary as a "mortgagee in possession," nor obligate Beneficiary to appear in or defend any proceeding relating to any of the Leases or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any lessee and not delivered to Beneficiary . Beneficiary shall not be liable for any injury or damage to person or property in or about the Mortgaged Property . 3. Appointment of Attorney . Grantor hereby appoints Beneficiary its attorney - in - fact, coupled with an interest, empowering Beneficiary to subordinate any Leases to this Deed of Trust . 4. Indemnification . Grantor hereby agrees to indemnify and hold Beneficiary harmless from all liability, damage, or expense incurred by Beneficiary from any claims under the Leases, if any, including, without limitation, claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Beneficiary . All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by Beneficiary, shall bear interest at the maximum lawful rate and shall be payable by Grantor immediately without demand and shall be secured hereby . 5. Records . As soon as practicable after the execution of a Lease, Grantor shall deliver a copy of the Lease to Beneficiary and a copy of all records relating thereto . Page 3 DEED OF TRUST (With Security Agreement and Assignment of Rents)

6. Merger . There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the land without the prior written consent of Beneficiary . 7. Right to Relv . Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Beneficiary upon written demand by Beneficiary, without further consent of Grantor, and the tenants may rely upon any written statement delivered by Beneficiary to the tenants . Any such payment to Beneficiary shall constitute payment to Grantor under the Leases . ARTICLE 3. SECURITY AGREEMENT 1. Security lnterest . This Deed of Trust shall be a security agreement between Grantor, as the debtor, and Beneficiary, as the secured party, covering the Mortgaged Property constituting personal property or fixtures governed by the Texas Unifonn Commercial Code (hereinafter called the "Code"), and Grantor grant s to Beneficiary a security interest in such portion of the Mortgaged Property . In addition to Beneficiary's other rights hereunder, Beneficiary shall hav e all rights of a secured party under the Code . Grantor shall execute and deliver to Beneficiary all financing statements that may be required by Beneficiary to establish and maintain the validity and priority of Beneficiary's security interest, and Grantor shal l bear all costs thereof, including all Code searches reasonably required by Beneficiary . If Beneficiary should dispose of any of the Mortgaged Property pursuant to the Code, ten (10) days' written notice by Beneficiary to Grantor shall be deemed to be reasonable notice ; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedure s of thi s Deed of Trus t in lieu of proceeding under the Code . 2. Notice of Changes . Grantor shall give advance notice in writing to Beneficiary of any proposed change in Grantor's name, identity, or structure and shall execute and deliver to Beneficiary , prior to or concurrently with the occurrence of any such change, all additional financing statements that Beneficiary may require to establish and maintain the validity and priority of Beneficiary's security interest with respect to any of the Mortgaged Property described or referred to herein . 3. Fixtures . Some of the items of the Mortgaged Property described herein are goods that are or are to become fixtures related to the land, and it is intended that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Mortgaged Property is situated . Information concerning the security interest created by this instrument may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above . The mailing address of the Grantor, as debtor, is as stated above . Page 4 DEED OF TRUST (With Security Agreement and Assignment of Rents) ARTICLE 4 . REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF GRANTOR

j I Page 5 DEED OF TRUST (With Security Agreement and Assignment of Rents) I Grantor does hereby covenant, warrant, and represent to and agree with Beneficiary as follows: 1. Payment and Performance . Grantor shall make all payments on the Debt when due and shall punctually and properly perform all of Grantor's covenants, obligations, and liabilities under the Loan Instruments . 2. Title to Mortirnl!ed Propertv and Lien ofthis Deed of Trust . Grantor has good and indefeasible title to the land, free and clear of any liens, charges, encumbrances, security interests, and adverse claims whatsoever, except as otherwise provided on Exhibit B attached hereto . If the interest of Beneficiary in the Mortgaged Property or any part thereof shall be endangered or shall be attacked, directly or indirectly, Grantor hereby authorizes Beneficiary, at Grantor's expenses, to take all necessary and proper steps for the defense of such interest, including the employment of counsel, the prosecution or defense of litigation, and the compromise or discharge of claims made against such interest . 4 . 3 Ore . anization and Power . Grantor (a) is an entity duly organized, validly existing under the laws of the state ofits incorporation and in good standing under the laws of the State of Texas, (b) has complied with all conditions prerequisite to its lawfully doing business in the state where the land is situated, and (c) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications, and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted . 4. Existence of Grantor . Grantor shall preserve and keep in full force and effect its existence, rights, franchises, and trade names . 5. Insurance . Grantor shall, at its sole cost and expense, obtain and maintain (a) title insurance (in the form of a commitment, binder or policy as Beneficiary may require), and (b) insurance upon and relating to the Mortgaged Property in accordance with the Loan Agreement . 6. Truces and Assessments . Grantor shall pay all truces and assessments against or affecting the Mortgaged Property as the same become due and payable, and upon request Grantor shall deliver to Beneficiary written evidence satisfactory to Beneficiary that all taxes and assessments for the previous year were paid, and, if Grantor has failed to pay in a timely manner, Beneficiary may pay them, together with all costs and penalties thereon, at Grantor's expense ; provided, however, that Gran . tor may in good faith, in lieu of paying such taxes and assessments as they become due and payable, by appropriate proceedings, contest the validity thereof . Pending such contest, Grantor shall not be deemed in default hereunder because of such nonpayment if, prior to delinquency of the asserted true or assessment, Grantor furnishes Beneficiary an indemnity bond secured by a deposit in cash or other security acceptable to Beneficiary, or with a surety acceptable to Beneficiary, in the amount of the tax or assessment being contested by Grantor plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith (provided such amount shall not exceed 10 % of the tax or assessment being contested), conditioned that such tax or assessment, with interest, cost and penalties, be paid as herein stipulated, and if Grantor promptly pays any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest, thereon, on or before the date such judgment becomes final ; provided that in any event the tax, assessment, penalties, interest, and costs shall be paid prior to the date on which any writ or order is issued under which the Mortgaged Property may be sold in satisfaction thereof. 7. Tax and Insurance Escrow . Upon the occurrence of an Event of Default that is not timely cured, and after a request by Beneficiary, Grantor shall create a fund or reserve for the payment of all insurance premiums, taxes and assessments against or affecting the Mortgaged Property by paying to Beneficiary, with each installment payment under the Note prior to the maturity of the Note, a sum equal to the premiums that will next become due and payable on the insurance policies covering the Mortgaged Property, or any part thereof, plus taxes and assessments next due on the Mortgaged Property, or any part thereof, as estimated by Beneficiary, less all sums paid previously to Beneficiary therefor, divided by the number of installment payments to be made before one month prior to the date when such premiums, taxes and assessments will become delinquent, such sums to be held by Beneficiary, without interest, unless interest is required by applicable law, for the purpose of paying such premiums, taxes and assessments . Any excess reserve shall, at the discretion of Beneficiary, be credited by Beneficiary on subsequent reserve payments or subsequent payments to be made on the Note, and any deficiency shall be paid by Grantor to Beneficiary before one month prior to the date when such premiums, taxes, and assessments shall become delinquent . Transfer oflegal title to the Mortgaged Property shall automatically transfer to Beneficiary the interest of Grantor in all sums deposited with Beneficiary under the provisions hereof or otherwise, to be applied to the Debt . 8. Condemnation . All judgments, decrees, and awards for injury or damage to the Mortgaged Property, and all awards pursuant to proceedings for condemnation thereof, are hereby assigned in their entirety to Beneficiary, who may apply the same to the Debt in such manner as it may elect, and Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment, or decree . Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceedings for the condemnation of the Mortgaged Property, Grantor shall notify Beneficiary of such fact . Grantor shall then, ifrequested by Beneficiary, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust . Beneficiary shall be entitled to participate in and to control same and to be represented therein by counsel of its own choice, and Granter shall deliver, or cause to be delivered, to Beneficiary such instruments as may be requested by it from time to time to permit such participation . 9. Taxes on Note or Deed ofTrnst . At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Note, or any part thereof, Grantor shall immediately pay all such taxes ; provided that, if it is unlawful for Grantor to pay such taxes, Grantor shall prepay the Note in full without penalty within one hundred eighty (180) days after demand therefor by Beneficiary . 10. Statements by Grantor . Within fifteen (15) days of the written request of Beneficiary, Grantor shall furnish promptly a written statement or affidavit, in such form as may be required by Beneficiary, stating the unpaid balance of the Note, the date to which interest has been paid and that there are no offsets or defenses against full payment of the Note and Page 6 DEED OF TRUST (With Security Agreement and Assignment of Rents)

performance of the terms of the Loan Instruments or, if there are any such offsets or defenses, specifying them. 11. Repair . Waste . Alterations . etc . Grantor shall keep every part of the Mortgaged Property in good operating order, repair and condition and shall not commit or permit any waste thereof . Grantor shall promptly make all repairs, renewals and replacements necessary to such end . Grantor shall discharge all claims for labor performed and material furnished therefor and shall not suffer any lien of mechanics or materialmen to attach to any part of the Mortgaged Property . Grantor shall have the right to contest in good faith the validity of any such mechanic's or materialrnan's lien, provided Grantor shall first deposit with Beneficiary a bond or other security satisfactory to Beneficiary in such amount as Beneficiary shall reasonably require, but not more than one hundred ten percent ( 110% ) of the amount of the claim, and provided further that Grantor shall thereafter diligently proceed to cause such lien to be removed and discharged . If Grantor shall fail to discharge any such lien within thirty (30) days of the date filed, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed, or otherwise giving security for such claim, or by taking such action as may be prescribed by law . Grantor shall guard every part of the Mortgaged Property from removal, destruction and damage, and shall not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be lessened . 12. No Drilling or Exploration . Without the prior written consent ofBeneficiary, there shall be no drilling or exploring for or extraction, removal, or production of minerals from the surface or subsurface of the land . The term "minerals" as used herein shall include, without limiting the generality of such term, oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium, and all other natural elements, compounds and substances, including sand and gravel . 13. No Pledge or Change of Stock Owllership or Pannership Interest . If Grantor is a corporation or limited liability company, the shareholders or members of Grantor shall not sell, pledged, or assign of any shares of the stock or membership interests of Grantor without the prior written consent of Beneficiary . If Grantor is a partnership or joint venture, the partners or joint venturers of Grantor shall not sell, pledge, or assign any of their partnership or joint venture interest in Grantor and no general partners or joint venturers shall withdraw from or be admitted into Grantor without the prior written consent of Beneficiary . 14. Compliance with Laws . Grantor, the Mortgaged Property, and the use thereof by Grantor shall comply with all laws, rules, ordinances,' regulations, covenants, conditions, restrictions, orders, and decrees of any governmental authority or court applicable to Grantor or the Mortgaged Property and its use, and Grantor shall pay all fees or charges of any kind in connection therewith . 15. Financial Reporting . Grantor shall at all times keep complete and accurate business records, and Beneficiary may from time to time, upon reasonable request, have access to and examine and copy reports and records concerning Grantor's business and financial affairs, including consolidated balance sheets and consolidated statements of income and cash flows for Page 7 DEED OF TRUST (With Security Agreement and Assignment of Rents)

each of the first three quarters of a fiscal year and/or income tax returns as filed with the Internal Revenue Service. 16. Hold Harmless . Grantor shall defend, at its own cost and expense, and hold Beneficiary harmless from any proceeding or claim affecting the Mortgaged Property or the Loan Instruments . All costs and expenses incurred by Beneficiary in protecting its' interests hereunder, including all court costs and reasonable attorneys' fees, shall be borne by Grantor . 17. Trade Names . At the request of Beneficiary, Grantor shall execute a certificate in form satisfactory to Beneficiary listing the trade names under which Grantor intends to operate the Mortgaged Property and representing and warranting that Grantor does business under no other trade name with respect to the Mortgaged Property . Grantor shall immediately notify Beneficiary in writing of any change in said trade names, and shall, upon request of Beneficiary, execute any additional financing statements and other certificates required to reflect the change in trade names and shall execute and file any assumed name certificate required by applicable laws . 18. Further Assurances . Grantor, upon the request of Beneficiary, shall execute, acknowledge, deliver, and record such further instruments and do such further acts as may be necessary, desirable or proper to carry out the purposes of the Loan Instruments and to subject to the liens and security interests created thereby any property intended by the terms thereof to be covered thereby, including specifically but without limitation any renewals, additions, substitutions, replacements, improvements, or appurtenances to the Mortgaged Property . 19. Recording and Filing . Grantor shall cause the Loan Instruments and all amendments, supplements and extensions thereto and substitutions therefor to be recorded, filed, rerecorded and refiled in such manner and in such places as Beneficiary shall reasonably request, and shall pay all such recording, filing, rerecording and refiling fees, title insurance premiums, and other charges . ARTICLE 5. SUBORDINATE DEED OF TRUST Grantor shall not, without the prior written consent of Beneficiary, grant any lien, security interest, or other encumbrance (hereinafter called "Subordinate Deed of Trust'") covering any of the Mortgaged Property . If Beneficiary consents to a Subordinate Deed of Trust or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable, any such Subordinate Deed of Trust shall contain express covenants to the effect that : 1. the Subordinate Deed of Trust is unconditionally subordinate to this Deed of Trust; 2. if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Deed of Trust, no tenant of any of the Leases shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Beneficiary ; 3. Rents, if collected by or for the holder of the Subordinate Deed of Trust, shall be applied first to the payment of the Debt then due and expenses incurred in the ownership, operation Page 8 DEED OF TRUST (With Security Agreement and Assignment of Rents)

and maintenance of the Mortgaged Property in such order as Beneficiary may determine, prior to being applied to any debt secured by the Subordinate Deed of Trust; and 5 . 4 a copy of any notice of default under the Subordinate Deed of Trust and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Deed of Trust shall be contemporaneously given to Beneficiary . ARTICLE 6. MISCELLANEOUS 1. Collection . If the Debt shall be collected by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after default or maturity, Grantor agrees to pay the reasonable attorneys' and collection fees in the amount set forth in the Note, and such fees shall be a part of the Debt . 2. Change in Ownership . If the ownership (legal or beneficial) of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor ( other than in connection with a partial release of a platted lot or other unplatted portion (each a "Parcel") from the lien of this Deed of Trust), or in the event of a change of any ownership of Grantor (legal or beneficial), Beneficiary may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Debt in the same manner as with Grantor without in any way vitiating or discharging Grantor's liability hereunder or upon the Debt . No sale of the Mortgaged Property (other than in connection with a partial release of a Parcel from the lien of this Deed of Trust), and no forbearance on the part of Beneficiary, and no extension of the time for the payment of the Debt, shall operate to release or affect the original liability of Grantor . 3. Release of Lien . If Grantor shall perform each of the covenants and agreements herein contained, then this conveyance shall become null and void and shall be released at Grantor's expense ; otherwise, it shall remain in full force and effect . No release of this conveyance, or of the lien, security interest, or assignment created and evidenced hereby, shall be valid unless executed by Beneficiary . 4. Partial Release of Lien . Extension . Etc . Any part of the Mortgaged Property may be released by Beneficiary without affecting the lien, security interest, and assignment thereof against the remainder . The lien, security interest, and other rights granted hereby shall not affect or be affected by any other security taken for the Debt . The taking of additional security, or the extension or renewal of the Debt or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby, nor shall it affect the liability of any endorser or guarantor or improve the right of any permitted junior lienholder . This Deed of Trust, as well as any instrument given to secure any renewal or extension of the Debt, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Debt is paid . 5. Waiver of Marshaling and Certain Rights . To the extent that Grantor may lawfully do so, Grantor hereby expressly waives any right pertaining to the marshaling of assets, the exemption of homestead, the administration of estates of decedents, or other matter to defeat, Page 9 DEED OF TRUST (With Security Agreement and Assignment of Rents)

reduce, or affect the right of Beneficiary to sell the Mortgaged Property for the collection of the Debt (without the prior or different resort for collection), or the right of Beneficiary to the payment of the Debt out of the proceeds of sale of the Mortgaged Property in preference to every other person and claimant . 6. Subrogation . To the extent that proceeds of the Debt are used to pay any outstanding lien, charge, or encumbrance affecting the Mortgaged Property, such proceeds have been advanced by Beneficiary at Grantor's request, and Beneficiary shall be subrogated to all rights, interest, and liens owned or held by any owner or holder of such outstanding liens, charges, and encumbrances, irrespective of whether such liens, charges, or encumbrances are released of record ; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Beneficiary and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Beneficiary is subrogated hereunder . 7. No Waiver . No waiver of any default on the part of Grantor or breach of any of the provisions of this Deed of Trust or of any other instrument executed in connection with the Debt shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights or powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time . Acceptance by Beneficiary of partial payments shall not constitute a waiver of the default by failure to make full payments . 8. Limitation on Interest . All agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment of or acceleration of the maturity of any of the Debt or otherwise, shall any compensation held or found to be interest and the interest contracted for, charged, received, paid, or agreed to be paid by or to Beneficiary exceed the maximum amount permissible under applicable law . If, from any circumstance whatsoever, interest and any compensation held or found to be interest would otherwise be payable to Beneficiary in excess of the maximum lawful amount, the interest and any such compensation payable or paid to Beneficiary shall be reduced to the maximum amount permitted under applicable law ; and if from any circumstance Beneficiary shall ever receive interest or anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any such excessive interest shall be applied to the reduction of the principal balance of the Debt and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Debt, such excess shall be refunded to Grantor . All interest and any compensation held or found to be interest paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts during the period of the full stated term of the Debt so that the interest thereon for such full stated term shall not exceed the maximum amount permitted by applicable law ; and in the event the Debt is paid in full by Grantor prior to the end of the full stated term and the interest or any compensation held or found to be interest received for the actual period of the existence of the Debt exceeds the maximum lawful rate, Beneficiary shall refund to Grantor the amount of the excess or shall credit the amount of the excess against amounts owing on the Debt . Page 10 DEED OF TRUST (With Security Agreement and Assignment of Rents)

9. Successors and Assigns : Use of Terms . The covenants herein contained shall bind and the benefits and advantages shall inure to the respective heirs, executors, administrators, personal representatives, successors, and assigns of the parties hereto . Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders . The term "Grantor" shall include in their individual capacities and jointly all parties herein above named a Grantor . The term "Beneficiary" shall include any lawful owner, holder, pledgee, or assignee of any of the Debt . The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and each Grantor, if more than one, and each Grantor's heirs, personal representatives, successors and assigns . Each party who executes this Deed of Trust and each subsequent owner of the Mortgaged Property, or any part thereof (other than Beneficiary), covenants and agrees that it will perform, or cause to be performed, each term and covenant of this Deed of Trust . 10. Beneficiary s Consent . Except and to the extent as otherwise provided in the Loan Agreement, in any instance hereunder where Beneficiary's approval or consent is required, or the exercise of Beneficiary's judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the commercially reasonable discretion of Beneficiary . 11. Severability . If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective while this Deed of Trust is in effect, the legality, validity, and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision that is legal, valid, and enforceable and as similar in terms to such illegal, invalid, or unenforceable provision as may be possible . If any of the Debt shall be unsecured, the unsecured portion of the Debt shall be completely paid prior to the payment of the secured portion of such Debt, and all payments made on account of the Debt shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Debt . 12. Modification or Termmation . The Loan Instruments may only be modified or terminated by a written instrumen t or instruments executed by the party against which enforcement of the modification or termination is asserted . Any alleged modification or termination that is not so documented shall not be effective as to any party . 13. No PartneTship . Nothing contained in the Loan Instruments is intended to create any partnership, joint venture, or association between Grantor and Beneficiary, or in any way make Beneficiary a co - principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated . 14. No Homestead . With respect to each Grantor who is an individual, no part of the Mortgaged Property constitutes any part of his business or residential homestead . 15. Headings . The Article, Paragraph, and Subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such Articles, Paragraphs, or Subparagraphs . DEED OF TRUST (With Security Agreement and Assignment of Rents) Page JI

16. Applicabl e to Prior Liens . If this Deed of Trust is or becomes subordinate to any other liens, security interests, assignments of leases or rents or any other encumbrances (collectively, the "Prior Liens") affecting any of the Mortgaged Property (all documents creating the Prior Lien s and evidencing and governing the debt secured thereby being collectively called the "Prior Lien Documents") the provisions of this Section 6 . l 6 shal l apply . Grantor shall not enter into any renewal, extension, modification, increase, or refinancing of any of the Prior Lien Documents or the debt secured thereby without prior consent of Beneficiary . Grantor shall pay when due all debt evidenced and secured by the Prior Lien Documents and shall timely perform all other obligations of the Grantor under the Prior Lien Documents . Beneficiary may, but shall no t be obligated to, pay any such debt or perform any such obligations for the account of Grantor and any sum so expended shall be secured hereby . Grantor shall pay to Beneficiary all amounts so expended by Beneficiary with interest on such amounts from the dat e paid a t the rat e set forth in the Note, but not in exces s of the highest rate permitted by applicable law . Any default under any of the Prior Lien Document s shall constitut e an even t of default hereunder . Grantor shall send to Beneficiary a copy of each notice of defaul t or notice of acceleration or other notice received by Grantor from the holder of any of the Prior Lien Documents within one (1) business day after receipt thereof by Grantor . Notwithstanding the foregoing, Beneficiary doe s not consent to any Prior Lien unless otherwise expressly permitted in this Deed of Trust . 17. Entire Agreement . The Loan Instruments constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary in connection therewith . ARTICLE 7. EVENTS OF DEFAULT The occurrence of any of the following shall be a default hereunder ("Event of Default"): 1. Failure to Pav Debt. Any of the Debt not paid in accordance with the terms of the Note. 2. Nonperformance of Covenants . Any covenant in the Loan Instruments is not fully and timely performed within the applicable cure period provided in the Loan Instruments, or the occurrence of any event of default thereunder after the expiration of all notice and cure periods . 3. False Representation . Any statement, representation, or warranty in the Loan Instruments, any financial statement, or any other writing delivered to Beneficiary in connection with the Debt is false, misleading, or erroneous in any material respect and such default is not cured within any applicable cure period provided in the Loan Instruments . 4. T r a n sfer of the Mortgaged Pro p e r ty . Title to all or any part of the Mortgaged Property (unless in connection with a partial release of a Parcel from the lien of this Deed of Trust) shall become vested in any party other than Grantor, whether by operation of law or otherwise ; provided, that this provision shall not constitute an event of default when the grantee's integrity, reputation, character, credit worthiness, and management ability are satisfactory to Beneficiary, in its sole judgment, and grantee has executed, prior to such sale or transfer, a written assumption DEED OF TRUST (With Security Agreement and Assignment of Rents) Page 12

agreement containing such terms as Beneficiary may require, including, if required by Beneficiary, a principal pay - down on the Note, an increase in the rate of interest payable under the Note and a transfer fee . 5. Bankruptcy or Insolvency . The Grantor or any person obligated to pay any part of the Debt : 1. does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors ; or 2. commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors ; or 3. in any involuntary case proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief ; or 4. conceals, removes, or permits to be concealed or removed, any part ofits property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be : fraudulent under any bankruptcy, fraudulent conveyance or similar law ; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid ; or suffers or permits while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof ; or 5. has a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of the Mortgaged Property or any other of its property or has any court take jurisdiction of any other of its property which remains undismissed for a period of sixty (60) days ; or 6. fails to have discharged within a period of sixty (60) days any attachment, sequestration, or similar writ levied upon any property of such person ; or 6. Dissolution (Applicable to Corporate . Partnershio or Joint Venture Grantor) . Grantor dissolves, liquidates, or (if corporate Grantor) merges with or is consolidated into any other corporation . 7. Foreclosure of Other Liens . The holder of any lien or security interest on the Mortgaged Property institutes foreclosure or other proceedings for the enforcement of its remedies thereunder . ARTICLE 8. DEED OF TRUST (With Security Agreement and Assignment of Rents) Page 13

REMEDIES If an Event of Default shall occur, and after such notice and right to cure, if any, as may be provided in the Loan Agreement, Beneficiary may exercise any one or more of the following remedies, without notice : 1. Acceleration . Beneficiary may declare the Debt immediately due and payable, without notice, whereupon the same shall become immediately due and payable . Grantor hereby waives notice of intent to accelerate, except as may be otherwise provided in the Loan Agreement . 2. Enforcement of Assi1mment of Rents. Beneficiary may: 1. terminate the license granted to Grantor to collect the Rents, collect and sue for the Rents in Beneficiary's own name, give receipts and releases therefor, and after deducting all expenses of collection, including reasonable attorneys' fees, apply the net proceeds thereof to any Debt as Beneficiary may elect ; 2. make, modify, enforce, cancel, or accept surrender of any Leases, evict tenants, adjust the Rents, maintain, decorate,' refurbish, repair, clean, and make space ready for renting, and otherwise do anything Beneficiary deems advisable in connection with the Mortgaged Property ; 3. apply the Rents so collected to the operation and management of the Mortgaged Property, including the payment of reasonable management, brokerage and attorneys' fees, or to the Debt ; and 4. require Grantor to transfer all security deposits and records thereof to Beneficiary . 3. Foreclosure . Beneficiary may require the Trustee to sell all or part of the Mortgaged Property, at public auction, to the highest bidder, for cash, at the door of the county courthouse of the county in Texas in which such Mortgaged Property or any part thereof is situated, between the hours of 10 : 00 o'clock A . M . and 4 : 00 o'clock P . M . on the first Tuesday of any month, after giving notice of the time, place and terms of said sale and of the property to be sold, by posting written notice thereof at least twenty - one (21) days preceding the date of the sale at the courthouse door of the county in which the sale is to be made, and if the property to be sold is situated in more than one county one notice shall be posted at the courthouse door of each county in which the property to be sold is situated . In addition, Beneficiary shall, at least twenty - one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the debt secured hereby according to the records of Beneficiary and file a copy of such written notice in each county in which the property to be sold is situated . Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service . The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service . Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor's address as stated above . Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the DEED OF TRUST (With Security Agreement and Assignment of Rents) Page 14

records of Beneficiary, be addressed to such other debtor at the address of Grantor as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Trustee may sell all or any portion of the Mortgaged Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Grantor. In no event shall Trustee be required to exhibit, present or display at any such sale any of the personalty described herein to be sold at such sale. Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (a) first, he shall pay the reasonable expenses of Trustee and a reasonable Trustee's fee or commission; (b) second, he shall pay, so far as may be possible the Debt, discharging first that portion of the Debt arising under the covenants or agreements herein contained and not evidenced by the Note; (c) third, he shall pay the residue, if any, to the persons legally entitled thereto. Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Mortgaged Property shall be less than the aggregate of the Debt and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. If default is made hereunder, the holder of the Debt or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Debt due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Debt; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Debt, but as to such unmatured part this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Debt. At any such sale (a) Grantor hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Beneficiary, the occurrence or existence of any default, the acceleration of the maturity of any of the Debt, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Beneficiary or by Trustee hereunder, shall be taken by all courts oflaw and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (b) the purchaser may disaffirm any easement granted, or rental, lease or other contract made, in violation of any provision of this Deed of Trust, and may take immediate possession of the Mortgaged DEED OF TRUST (With Security Agreement and Assignment of Rents) Page 15

Property free from, and despite the terms of, such grant of easement and rental or lease contract . Beneficiary may bid and become the purchaser of all or any part of the Mortgaged Property at any trustee's or foreclosure sale hereunder, and the amount of Beneficiary's successful bid may be credited on the Debt . 4. Tenancy al Will . In the event of a trustee's sale hereunder and if at the time of such sale Grantor or any other party occupies the portion of the Mortgaged Property so sold or any part thereof, such occupant shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the . value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser . An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property . 5. Substitute Trustee . If, for any reason, Beneficiary prefers to appoint a substitute Trustee hereunder, Beneficiary may, from time to time, by written instrument, appoint substitute Trustees, who shall succeed to all the estate, rights, powers, and duties of the original Trustee named herein . Such appointment may be executed by anyone acting in a representative capacity, and such appointment shall be conclusively presumed to have been executed with appropriate authority . 6. Indemnification of Trustee . Except for gross negligence, gross fraud, or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment . Trustee may rely on any document believed by him in good faith to be genuine . All money received by Trustee shall, until used or applied as hefein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon . Grantor shall indemnify Trustee against all liability and expenses that he may incur in the performance of his duties hereunder . 7. Lawsuits . Beneficiary may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction . 8. Entry on Mortgaged Property . Upon occurrence of an Event of Default hereunder that is not cured within any applicable cure period, Beneficiary may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Grantor, and all persons claiming under Grantor, and its or their agents or servants, wholly or partly therefrom ; and, holding the same, Beneficiary may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Grantor in the name, place, and stead of Grantor, or otherwise, as the Beneficiary shall deem best, and in the exercise of any of the foregoing rights and powers Beneficiary shall not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Beneficiary . 9. Trustee or Receiver . Beneficiary may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Debt, for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment . Any such DEED OF TRUST (With Security Agreement and Assignment of Rents) Page 16

receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of Paragraph 2 . 1 hereof . 10. Beneficia 1 y s Rieht to Perfonn . Upon Grantor's failure to make a payment or perform an act required by the Loan Instruments beyond any applicable cure period, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action as it may deem necessary or appropriate . 11. Reimbursement of Expendjture . If Beneficiary shall expend any money chargeable to Grantor or subject to reimbursement by Grantor under the terms of the Loan Instruments, Grantor shall repay the same to Beneficiary immediately at the place where the Note is payable, together with interest thereon at the highest rate permitted by applicable law from and after the date of each such expenditure by Beneficiary . 12. Other Rights . Beneficiary may exercise any and all other rights, remedies and recourses granted under the Loan Instruments now or hereafter existing in equity or at law for the protection and preservation of the Mortgaged Property . 13. Remedies Cumulative . Concurrent, and Nonexclusjve . Beneficiary shall have all rights, remedies, and recourses granted in the Loan Instruments and available at law or equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property, or any portion thereof), and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively, or concurrently against Grantor or others obligated for the Debt, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise of or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive . 14. Rights and Remedies of Sureties . Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties . DEED OF TRUST (With Security Agreement and Assignment of Rents) Page 17

ARTICLE9 ENVIRONMENTAL MATTERS 1. Representations: W arranties : Covenants: and Indemniljes. To its current, actual knowledge, Grantor hereby represents, warrants, and covenants to Beneficiary: 1. the location, construction, occupancy, operation and use of the Mortgaged Property do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Mortgaged Property, including without limitation all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations (hereinafter sometimes collectively called "Applicable Laws'') . 2. without limitation of 9 . 1 . 1 above, the Mortgaged Property and Grantor are not in material violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Hazardous Materials Transportation Act ("HMTA"), the Resource Conservation and Recovery Act ofl 976 ("RCRA"), the Texas Water Code, the Texas Solid Waste Disposal Act ("TSWDA") and any amendment to these statutes, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Mortgaged Property . 3. Grantor has obtained all requisite permits, licenses or similar authorizations that might be necessary to construct, occupy, operate or use any improvements forming a part of the Mortgaged Property by reason of any Applicable Environmental Laws . In addition, if applicable, Grantor has registered any aboveground or underground petroleum storage tanks as may be required by the Texas Commission on Environmental Quality ("TCEO") and has paid all registration fees currently . Granter represents that Granter will file, if applicable, an appropriate affidavit to that effect and obtain certification from the Texas Water Commission relating to such registration and payment of fees . Granter further represents, as applicable, that Granter will maintain the registration fees in a current status and will not allow them to become delinquent . Granter further represents and warrants to the best of its actual knowledge after due inquiry that the Mortgaged Property contains no asbestos or presumed asbestos containing materials (herein, collectively referred to as "Asbestos"), or that if any Asbestos is present, Granter will comply with all laws and regulations applicable to the Asbestos and will develop and implement an Operations and Maintenance Plan ("O&M Plan") to address any Asbestos at the Mortgaged Property, which O&M Plan will include provisions for the periodic monitoring of the condition of the Asbestos . 4. Grantor has taken all commercially reasonable steps necessary to determine and has determined that no hazardous substances have been released on, under DEED OF TRUST (With Security Agreement and Assignment of Rents) Page 18

or to the Mortgaged Property . Grantor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Beneficiary in writing, any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous substance by any prior owners or occupants of the Mortgaged Property or any actual or threatened litigation or claims of any kind by any person relating to such matters . The use which Grantor makes and intends to make of the Mortgaged Property will not result in the release of any hazardous substance on, under or to the Mortgaged Property . The term "hazardous substance" shall mean (i) "hazardous substance" and "pollutant or contaminant" as those terms are defined or used in Section 101 of CERCLA, (ii) asbestos containing materials and presumed asbestos containing materials, (iii) petroleum, petroleum products, natural gas liquids, and any waste associated with the exploration, development or production of the same, (iv) radioactive materials, and (v) "solid waste" as that term is defined in the TSWDA . The term "release" shall have the meaning specified in CERCLA ; provided, in the event CERCLA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance" or "release," which is broader than the meaning specified in either CERCLA or RCRA, such broader meaning shall apply . 5. in the event that any hazardous substances are released on, from and/or under the Mortgaged Property, resulting in the contamination or pollution to the Mortgaged Property or any adjoining property, whether occurring before or after the date of this document, then Grantor shall indemnify and hold harmless the Beneficiary and its successors and assigns from and against any and all liability of said contamination or pollution, whether or not caused by or consented to by the Grantor . 6. in the event that any hazardous substances are released on, from and/or under the Mortgaged Property, resulting in the contamination or pollution to the Mortgaged Property or any adjoining property, whether occurring before or after the date of this document, then Grantor shall have the absolute responsibility for all cleanup of said pollution or contamination or reclamation of, the Mortgaged Property and all costs and expenses thereof, arising out of said contamination or pollution, whether or not caused by or consented to by the Grantor, which cleanup or reclamation must be in compliance with all Applicable Environmental Laws . 7. Grantor authorizes Beneficiary and its agents to enter upon the Mortgaged Property to make such inspections and tests as Beneficiary may deem appropriate in its sole discretion to determine compliance of the Mortgaged Property with this paragraph . Any inspections or tests made by Beneficiary shall be for Beneficiary's purposes only and shall not be construed to create any responsibility or liability on the part of Beneficiary to Grantor or to any other person . 8. the provisions of this paragraph, including the obligation to indemnify, shall survive the payment of the indebtedness secured by this Deed of Trust and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Beneficiary's acquisition of any interest in the Mortgaged Property, whether by foreclosure DEED OF TRUST (With Security Agreement and Assignment of Rents) Page 19

or otherwise, unless such liability arose from and after the date Beneficiary acquired a fee interest in the Mortgaged Property. 9. Beneficiary shall have the right, but shall not be obligated, to cure any violation of Applicable Environmental Laws or remediate any release of a hazardous substance . If Beneficiary chooses to exercise this privilege, then Beneficiary shall be subrogated to any claim which Grantor might have to remediation funds regulated by the TCEQ as well as the Environmental Protection Agency . Any funds expended by Beneficiary to cure such violations or remediate any release of a hazardous substance which are not reimbursed by remediation funds shall become a part of the indebtedness secured by the Deed of Trust . Failure to comply with the agreements in this paragraph and any violation of the representations and covenants herein, shall constitute an event of default under the Deed of Trust . Beneficiary shall have all rights and remedies under the Deed of Trust relating to such default . 10. Grantor has provided, and in the future shall provide, to Beneficiary copies of all reports, information, materials, data, records, drawings, specifications, engineering and other documents relating to the Mortgaged Property and compliance with Applicable Environmental Laws or Hazardous Substances . ARTICLE 10 MISCELLANEOUS 1. Construction Deed of Trust . This Deed of Trust constitutes a "construction mortgage" as defined in Section 9 . 334 of the Code and secures an obligation incurred for the construction of the Improvements, including the acquisition cost of the land . 2. Partial Releases . Provided no Event of Default has occurred and remains uncured, Beneficiary shall release from the lien of this Deed of Trust a Parcel upon receipt of the Partial Release Price (as defined in the Loan Agreement) which shall be applied as a prepayment of principal on Note . DEED OF TRUST (With Security Agreement and Assignment of Rents) Page 20 [Remainder of this page intentionally left blank.]

EXECUTED on the date first set forth above. MEGATEL VENETIAN, LLC, a Texas limited liability company Page 21 DEED OF TRUST (With Security Agreement and Assignment of Rents) By: -- ,,L - - --- + - -- � - -- Name: Title: --- - ---- ( ��� M'lt - - --- - - -

ACKNOWLEDGMENT Page 22 DEED OF TRUST (With Security Agreement and Assignment of Rents) STATE OF TEXAS COUNTY OF DALLAS † † BEFORE : ME, the undersigned authority, on this day personally appeared Arash Afzalipour, the Co - President of : MEGATEL VENETIAN, LLC, a Texas limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he or she executed the same for the purposes and consideration therein expressed and in the capacity therein stated . STUART MUDGITT Notary ID #132569111 My commission Expires July 14, 2028

EXHIBIT "A" TO DEED OF TRUST Legal Description of Real Property Loan Amount Committed per Lot of $ 80 . 000 . 00 : Lots 1 , 2 , 4 , 5 , 6 , 13 , 14 , 16 and 17 of Block HH, Lots 12 , 13 , 14 , 15 , 16 , 17 , 20 , 24 , 25 , 27 , 28 , 30 and 31 ofBlockll, and Lots 7 , 11 , 15 , 16 , 17 , 18 , 19 , 20 and 21 ofBlockKK, ofVENETIAN AT WESTON, PHASE 2 , an . Addition to the City of Weston, Collin County, Texas, according to the Map or Plat thereof recorded in Volume 2025 , Page 149 , of the Map Records of Collin County, Texas . DEED OF TRUST (With Security Agreement and Assignment of Rents) Page 22

EXHIBIT "B" TO DEED OF TRUST Permitted Exceptions NONE DEED OF TRUST (With Security Agreement and Assignment of Rents) Page 23